Exhibit 10.2

FORM OF ADDED LENDER AGREEMENT

Date:

Nordea Bank AB (publ), New York Branch

  as Administrative Agent

1211 Avenue of the Americas

New York, NY 10036

Royal Caribbean Cruises Ltd.

1050 Caribbean Way

Miami, Florida 33132

Ladies and Gentlemen:

We refer to the Amended and Restated Credit Agreement dated as of October 12, 2017 (as amended, restated, modified, supplemented or renewed from time to time, the “Credit Agreement”) among Royal Caribbean Cruises Ltd. (the “Borrower”), the Lenders referred to therein, and Nordea Bank AB (publ), New York Branch, as administrative agent (in such capacity, the “Administrative Agent”). Terms defined in the Credit Agreement are used herein as therein defined.

This Added Lender Agreement is made and delivered pursuant to Section 2.14 of the Credit Agreement.

Subject to the terms and conditions of Section 2.14 of the Credit Agreement,                                (the “Added Lender”) will become a party to the Credit Agreement as a Lender, with a Commitment equal to $             , on the Increased Commitment Date applicable to it. The Added Lender hereby confirms and agrees that with effect on and after such Increased Commitment Date, the Added Lender shall be and become a party to the Credit Agreement as a Lender and have all of the rights and be obligated to perform all of the obligations of a Lender thereunder with a Commitment in the amount set forth above.

Effective on the Increased Commitment Date applicable to it, the Added Lender (i) accepts and assumes from the assigning Lenders, without recourse, such assignment of Advances as shall be necessary to effectuate the adjustments in the Percentages of the Lenders contemplated by Section 2.14 of the Credit Agreement, and (ii) agrees to fund on such Increased Commitment Date such assumed amounts of Advances to the Administrative Agent for the account of the assigning Lenders in accordance with the provisions of the Credit Agreement, in the amount notified to the Added Lender by the Administrative Agent.

The following administrative details apply to the Added Lender:

(A)       Lending Office(s):

Lender name:
Address:

Attention:
	Telephone:	( )
	Facsimile:	( )

Lender name:
Address:

Attention:
	Telephone:	( )
	Facsimile:	( )

(B)	Notice Address:

Lender name:
Address:

Attention:
	Telephone:	( )
	Facsimile:	( )

(C)	Payment Instructions:

Account No.:
At:

Reference:
Attention:

This Added Lender Agreement shall constitute a Loan Document under the Credit Agreement.

THIS ADDED LENDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, NOTWITHSTANDING ITS EXECUTION OUTSIDE SUCH STATE.

IN WITNESS WHEREOF, the Added Lender has caused this Added Lender Agreement to be duly executed and delivered in                            ,                           , by its proper and duly authorized officer as of the day and year first above written.

[ADDED LENDER]

By:
Title:

CONSENTED TO as of	:

ROYAL CARIBBEAN CRUISES LTD.

By:
Title:

ACKNOWLEDGED as of	:

NORDEA BANK AB (PUBL), NEW YORK BRANCH,
as Administrative Agent

By:
Title: